AMENDMENT NO. 8 TO PARTICIPATION AGREEMENT

Transamerica Financial Life Insurance Company (formerly, AUSA Life Insurance Company, Inc.), Variable Insurance Products Fund II, Variable Insurance Products Fund V, and Fidelity Distributors Corporation hereby amend the Participation Agreement (“Agreement”) dated August 31, 2000, by doing the following:

Schedule A of the Agreement is hereby deleted in its entirety and replaced with the Amended Schedule A attached hereto.

IN WITNESS WHEREOF, the parties have hereto affixed their respective authorized signatures, intending that this Amendment be effective as of the 10th day of January, 2008.

TRANSAMERICA FINANCIAL LIFE INSURANCE COMPANY

By: /s/Arthur D. Woods
Name:           Arthur D. Woods
Title:           Vice President

VARIABLE INSURANCE PRODUCTS FUND II
VARIABLE INSURANCE PRODUCTS FUND V

By: /s/Kimberly Monasterio
Kimberley Monasterio

Treasurer - SVP

FIDELITY DISTRIBUTORS CORPORATION

By: /s/Bill Loehning
Bill Loehning

Executive Vice President

SCHEDULE A

Separate Accounts and Associated Contracts

Name of Separate Account and Date Established by Board of Directors	Products Funded by Separate Account
TFLIC Series Life Account (est. October 24, 1994)	TFLIC Financial Freedom Builder
TFLIC Freedom Elite Builder
TFLIC Freedom Wealth Protector
TFLIC Freedom Elite Builder II
Separate Account VA BNY (est. September 27, 1994	Transamerica Landmark NY Variable Annuity
TFLIC Series Annuity Account (est. March 20, 2001)	TFLIC Freedom Premier
TR-Fidelity VIP II Contrafund® Portfolio (est. July 1, 2001)	Form Number: TA-AP-2001-CONT
TFLIC Separate Account VNY (est. December 14, 2004)	Advisor’s Edge NY Variable Annuity
Separate Account VA GNY (est. April 3, 2007)	Flexible Premium Variable Annuity – L under the Marketing name “Transamerica Ascent”
TFLIC Separate Account C (est. November 4, 1994)	Marquee Variable Annuity
Separate Account VA WNY (est. August 31, 2004)	Flexible Premium Variable Annuity – H under the marketing name “Transamerica Liberty NY”
Separate Account VA YNY (est. September 13, 2007)	Flexible Premium Variable Annuity – N under the marketing name “Transamerica Axiom NY”

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